Exhibit 99.1

WILSHIRE BANCORP, INC. CONTACT: Joanne Kim, President & CEO, (213) 639-1843 Alex Ko, EVP & CFO, (213) 427-6560 www.wilshirebank.com	NEWS RELEASE

Wilshire Bancorp Reports Financial Results for Third Quarter 2010

LOS ANGELES, October 26, 2010 - Wilshire Bancorp, Inc. (NASDAQ: WIBC), the holding company for Wilshire State Bank, today reported net income available to common shareholders of $4.1 million, or $0.14 per basic and diluted common share, for the quarter ended September 30, 2010.  This compares to a net loss of $1.7 million to common shareholders, or ($0.06) per basic and diluted common share, for the same period of the prior year.

“We are pleased to deliver a quarter of strong profitability to our shareholders while improving capital ratios and reducing problem assets,” said Ms. Joanne Kim, President and CEO of Wilshire Bancorp. “Our main focus remains on improving our credit quality.  I believe that the strength of our core earnings will continue to allow us to take an aggressive approach in resolving problem assets.”

THIRD QUARTER 2010 SUMMARY:

•                  Expanding net interest margin — At September 30, 2010, net interest margin increased 22 basis points from the prior quarter, and the same period the prior year.

•                  Increase in demand deposits— Although deposits decreased to $2.7 billion at September 30, 2010, from $2.9 billion at June 30, 2010, non-interest bearing demand deposits increased $25.5 million, or 6.0%, from the end of the prior quarter further improving the deposit mix.

•                  Decline in non-accrual loans — Non-accrual loans declined to $76.3 million, or 3.12% of gross loans, at September 30, 2010, from $83.1 million, or 3.38% of gross loans, at June 30, 2010.

•                  Decline in delinquent loans — Delinquent loans declined to $34.8 million, or 1.42% of gross loans, at September 30, 2010, from $37.0 million, or 1.50% of gross loans, at June 30, 2010.

•                  Increase in allowance for loan losses — The allowance for loan losses as a percentage of gross loans was strengthened to 4.04% at September 30, 2010 from 3.72% at June 30, 2010.

•                  Improved efficiency ratio — Efficiency ratio was improved to 37.21% at September 30, 2010 compared to 41.24% at June 30, 2010 and 40.26% at September 30, 2009.

•                  Strengthened capital position — Tangible common equity ratio (TCE) increased 48 basis points to 6.28% at September 30, 2010 from 5.80% at June 30, 2010.

CREDIT QUALITY

For the third quarter of 2010, the Company recorded a provision for losses on loans and loan commitments of $18.0 million compared to $32.2 million in the second quarter of 2010.  The lower provision reflects reduced levels of non-accrual loans, delinquent loans, classified loans, and net charge-offs in the third quarter of 2010 relative to the second quarter of 2010.

The allowance for loan losses was increased to $99.0 million, or 4.04% of gross loans, on September 30, 2010, from $91.4 million, or 3.72% of gross loans, on June 30, 2010.  Allowance for loan losses as a percentage of legacy Wilshire loans increased 33 basis points to 4.44% from 4.11% for the same period.  The coverage ratio of allowance for loan losses to non-performing assets also increased to 106.88% at September 30, 2010 from 101.97% at June 30, 2010.

Non-accrual Loans

At September 30, 2010, total non-accrual loans totaled $76.3 million, or 3.12% of gross loans, compared to $83.1 million, or 3.38% of gross loans, at June 30, 2010.  The decrease is primarily attributable to sales of non-performing loans.  During the third quarter of 2010, the Company sold seven non-performing commercial real estate loans with an outstanding balance of approximately $18.1 million at an approximate 28.9% average weighted discount to their outstanding principal balance.  These loans were primarily secured by gas station, hotel/motel, and shopping center properties. We will continue to look for similar opportunities to sell problem loans in the fourth quarter of 2010.

As previously disclosed, upon acquiring certain assets and liabilities of the former Mirae Bank, the Company entered into a loss sharing agreement with the FDIC whereby the FDIC has agreed to share in losses on assets covered under the agreement.  The assets covered by the loss sharing agreement include loans and foreclosed loan collateral existing on June 26, 2009 and acquired from Mirae Bank. As a result, loans acquired through the acquisition of Mirae Bank are identified as “covered” loans, and those that were originated at Wilshire are “non-covered” loans or “legacy Wilshire” loans.  The following is a table showing “covered” and “non-covered” non-accrual loans by loan type:

	Quarter Ended
(Net of SBA Guarantee Portions)	Sep 30, 2010			Jun 30, 2010			Sep 30, 2009
(dollars in thousands)	COVERED	NON-COVERED	TOTAL	COVERED	NON-COVERED	TOTAL	TOTAL

Construction	$—	$2,660	$2,660	$—	$—	$—	$494
Real Estate Secured	10,569	56,779	67,348	17,232	61,200	78,432	65,471
Commercial & Industrial	3,031	3,272	6,303	1,599	3,051	4,650	11,379
Consumer		37	37	—	34	34	49
TOTAL NON-ACCRUALS	$13,600	$62,748	$76,348	$18,831	$64,285	$83,116	$77,393

Loan Delinquencies

At September 30, 2010, total loan delinquencies decreased to $34.8 million from $37.0 million at June 30, 2010.  As a percentage of gross loans, delinquencies declined to 1.42% at September 30, 2010 from 1.50% at June 30, 2010.  The greatest decline occurred in 30-59 day delinquencies, which decreased from $21.3 million at June 30, 2010 to $15.3 million at September 30, 2010. Delinquencies by days past due and loan type are reflected in the tables below:

	Quarter Ended
By Days Past Due	Sep 30, 2010			Jun 30, 2010			Sep 30, 2009
(dollars in thousands)	COVERED	NON-COVERED	TOTAL	COVERED	NON-COVERED	TOTAL	TOTAL

30 - 59 Days Past Due	$1,753	$13,583	$15,336	$4,108	$17,146	$21,254	$13,942
60 - 89 Days Past Due	1,053	18,126	19,179	910	14,844	15,754	12,855
90 Days, and still accruing	—	304	304	—	1	1	772
TOTAL DELINQUENCIES	$2,806	$32,013	$34,819	$5,018	$31,991	$37,009	$27,569

	Quarter Ended
By Loan Category	Sep 30, 2010			Jun 30, 2010			Sep 30, 2009
(dollars in thousands)	COVERED	NON-COVERED	TOTAL	COVERED	NON-COVERED	TOTAL	TOTAL

Construction	$—	$—	$—	$—	$2,654	$2,654	$—
Real Estate Secured	1,331	27,215	28,546	3,449	25,015	28,464	21,595
Commercial & Industrial	1,475	4,741	6,216	1,569	4,241	5,810	5,784
Consumer	—	57	57	—	81	81	190
TOTAL DELINQUENCIES	$2,806	$32,013	$34,819	$5,018	$31,991	$37,009	$27,569

Loan Charge-offs

Net loan charge-offs for the third quarter of 2010 were $14.3 million, compared to $17.2 million in the second quarter of 2010. Approximately $2.4 million of the charge-offs in the third quarter of 2010 were related to the sale of non-performing loans discussed above. Charge-offs by loan type are reflected in the table below:

	Quarter Ended
	Sep 30, 2010			Jun 30, 2010			Sep 30, 2009
(dollars in thousands)	COVERED	NON-COVERED	TOTAL	COVERED	NON-COVERED	TOTAL	TOTAL

Construction	$—	$—	$—	$—	$—	$—	$—
Real Estate Secured	324	12,445	12,769	596	12,268	12,864	1,888
Commercial & Industrial	91	1,448	1,539	373	3,841	4,214	6,134
Consumer		33	33	—	80	80	191
TOTAL CHARGE-OFFS	$415	$13,926	$14,341	$969	$16,189	$17,158	$8,213

BALANCE SHEET

The Company implemented a strategy during the third quarter of 2010 in which it utilized cash and cash equivalents and the sale of low-yielding investment securities to reduce higher-costing money market and time deposit accounts to effectively lower the overall cost of funds.

As a result of this strategy, total assets declined to $3.23 billion at September 30, 2010, from $3.44 billion at June 30, 2010.

Loan Categories

	Quarter Ended
	September 30, 2010			June 30, 2010
(dollars in thousands)	COVERED	NON-COVERED	TOTAL	COVERED	NON-COVERED	TOTAL

Construction	$—	$70,808	$70,808	$—	$59,376	$59,376
Real Estate Secured	166,490	1,832,726	1,999,216	179,124	1,830,387	1,983,495
Commercial & Industrial	53,613	308,277	361,890	56,357	316,370	375,399
Consumer	125	16,937	17,062	150	18,265	16,304
TOTAL GROSS LOANS	$220,228	$2,228,748	$2,448,976	$235,631	$2,224,398	$2,460,029

Total loans were $2.44 billion on September 30, 2010, compared to $2.46 billion on June, 2010.  Total new loan originations were $112.9 million in the third quarter of 2010, compared to $186.1 million in the second quarter of 2010.  SBA loans origination declined to $17.6 million at September 30, 2010 from $32.6 million at June 30, 2010.  As of September 30, 2010, Wilshire State Bank was ranked 11th for 2010 total volume of originations of SBA loans nationwide out of over 2,500 banks according to the Small Business Administration statistics.  The Bank intends to continue to focus on SBA loan originations and sales in future quarters.

Total deposits were $2.71 billion on September 30, 2010, down from $2.90 billion on June 30, 2010.  The decline came from money market accounts and time deposits.  This decline was partially offset by an increase of $25.5 million, or 6.0%, in non-interest bearing deposits.  As a result of the change in deposit mix over the past year, core deposits represented 72.9% of total deposits at September 30, 2010, compared to 65.3% of total deposits at September 30, 2009. As part of the deposit mix strategy, the Bank will continue to focus on attracting more demand deposits while reducing higher cost time deposits and money market deposits in the fourth quarter of 2010.

During the third quarter of 2010, the Company sold $115.0 million in total investments for a realized gain of $2.6 million. A total of $139.0 million in investments matured or were called in the third quarter of 2010, of which $116.0 million were reinvested into similar securities. The portions that were not reinvested in the third quarter were used to fund outflows from higher interest deposit accounts.

Total OREOs increased by $9.5 million in the third quarter to $16.0 million from $6.5 million at the end of the second quarter of 2010. Covered OREOs at September 30, 2010 were $6.5 million and non-covered OREOs were $9.5 million.  The increase in total OREOs was comprised of 14 loans that were transferred to OREO in the third quarter of 2010. The bulk of OREO at September 30, 2010 were hotel/motels and commercial or industrial buildings, together accounting for more than 59% of total OREOs.

Strong Capital Ratios

Capital ratios improved in the third quarter of 2010 and were well in excess of “well capitalized” regulatory requirements.  Tangible common equity to tangible assets at September 30, 2010 was 6.28%, an increase of 48 basis points from 5.80% at June 30, 2010. This is a non-GAAP financial measure.  Please refer to our financial statements below for a reconciliation of our non-GAAP financial measures to the most comparable GAAP measure.

(Dollars In thousands except per share info)	September 30, 2010	Well Capitalized Regulatory Requirements	Total Excess Above Well Capitalized Requirements

Tier 1 Leverage Capital Ratio	10.01%	5.00%	$166,650
Tier 1 Risk-Based Capital Ratio	14.10%	6.00%	191,411
Total Risk-Based Capital Ratio	15.56%	10.00%	131,360
Tangible Common Equity To Tangible Assets	6.28%	N/A	N/A
Tangible Common Equity Per Common Share	$6.87	N/A	N/A

STATEMENT OF OPERATIONS

Net interest Income and Margin

Net interest income was $29.7 million in the third quarter of 2010, compared to $29.2 million in the second quarter of 2010 and $29.4 million in the third quarter of 2009.

Net interest margin was 3.93% in the third quarter of 2010, compared to 3.71% in the second quarter of 2010 and 3.87% in the third quarter of 2009.  The increase in net interest margin is primarily attributable to a lower cost of funds.  The Company’s total cost of funds declined to 1.24% in the third quarter of 2010 from 1.43% in the second quarter of 2010 and 2.04% for the third quarter of 2009.

Non-Interest Income

Non-interest income was $10.0 million in the third quarter of 2010, which was increased from both the previous quarter’s non-interest income of $9.9 million and $7.4 million for the third quarter of 2009.  The increase was primarily due to increases in gain on sale of securities and gain on sales of loans.

During the third quarter of 2010, the Company originated $17.6 million in SBA loans and sold approximately $19.6 million, compared to originations of $32.6 million and sales of $25.0 million in the third quarter of 2009.

Non-Interest Expense

Total non-interest expense was $14.8 million in the third quarter of 2010, unchanged from $14.8 million in the same period of the prior year.  A 5% increase in salaries and employee benefits expense was offset by a 35% decrease in data processing costs.

Compared to the previous quarter, non-interest expense decreased 8% from $16.1 million on June 30, 2010.  The decrease was primarily due to declines in legal fees and loan expenses in the third quarter.

The Company’s efficiency ratio in the third quarter of 2010 was 37.21%, compared to 41.24% in the second quarter of 2010 and 40.26% in the third quarter of 2009.

CONFERENCE CALL

Management will host its quarterly conference call on October 26, 2010, at 11:00 a.m. PDT (2:00 p.m. EDT). Investment professionals are invited to participate in the call by dialing 866-783-2137 (domestic number) or 857-350-1596 (international number) and entering passcode 95248568.

COMPANY INFORMATION

Headquartered in Los Angeles, Wilshire State Bank operates 24 branch offices in California, Texas, New Jersey and New York, and six loan production offices in Dallas, Houston, Atlanta, Denver, Annandale, Virginia, and Fort Lee, New Jersey, and is an SBA preferred lender nationwide. Wilshire State Bank is a community bank with a focus on commercial real estate lending and general commercial banking, with its primary market encompassing the multi-ethnic populations of the Los Angeles Metropolitan area. Wilshire Bancorp’s strategic goals include increasing shareholder and franchise value by continuing to grow its multi-ethnic banking business and expanding its geographic reach to other similar markets with strong levels of small business activity.

www.wilshirebank.com

FORWARD-LOOKING STATEMENTS

Statements concerning future performance, events, or any other guidance on future periods constitute forward-looking statements that are subject to a number of risks and uncertainties that might cause actual results to differ materially from stated expectations. Specific factors include, but are not limited to, loan production and sales, credit quality, the ability to expand net interest margin, the ability to continue to attract low-cost deposits, success of expansion efforts, competition in the marketplace and general economic conditions. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes included in Wilshire Bancorp’s most recent reports on Form 10-K and Form 10-Q, as filed with the Securities and Exchange Commission, as they may be amended from time to time. Results of operations for the most recent quarter are not necessarily indicative of operating results for any future periods. Any projections in this release are based on limited information currently available to management and are subject to change. Since management will only provide guidance at certain points during the year, Wilshire Bancorp will not necessarily update the information. Such information speaks only as of the date of this release. Additional information on these and other factors that could affect financial results are included in filings by Wilshire Bancorp with the Securities and Exchange Commission.

CONSOLIDATED BALANCE SHEET

(dollars in thousands) (unaudited)

	September 30,	June 30,	Three Month	September 30,	One Year
	2010	2010	Change	2009	Change

ASSETS:
Cash and Due from Banks	$108,411	$134,707	-20%	$141,533	-23%
Federal Funds Sold and Other Cash Equivalents	201,006	224,005	-10%	130,004	55%
Total Cash and Cash Equivalents	309,417	358,712	-14%	271,537	14%

Investment Securities Available For Sale	367,433	506,381	-27%	559,602	-34%
Investment Securities Held To Maturity	91	96	-5%	116	-22%
Total Investment Securities	367,524	506,477	-27%	559,718	-34%

Loans
Real Estate Construction	70,123	58,680	20%	45,080	56%
Residential Real Estate	108,549	109,709	-6%	79,384	30%
Commercial Real Estate	1,887,247	1,896,329	0%	1,890,432	0%
Commercial and Industrial	360,990	371,903	-3%	414,194	-13%
Consumer	17,135	18,401	-7%	16,262	5%
Total Loans	2,444,044	2,455,022	0%	2,445,352	0%
Allowance For Loan Losses	(99,022)	(91,419)	8%	(54,735)	0%
Loans, Net of Allowance for Loan Losses	2,345,022	2,363,603	-1%	2,390,617	-2%

Accrued Interest Receivable	12,839	13,427	-4%	13,375	-4%
Due from Customers on Acceptances	269	611	-56%	251	7%
Other Real Estate Owned	15,996	6,540	145%	6,238	156%
Premises and Equipment	13,771	13,741	0%	12,454	11%
Federal Home Loan Bank (FHLB) Stock, at Cost	19,302	20,075	-4%	21,040	-8%
Cash Surrender Value of Life Insurance	18,510	18,354	1%	17,884	4%
Investment in affordable housing partnerships	29,389	29,665	-1%	12,271	139%
Deferred Income Taxes	28,138	28,199	0%	8,787	220%
Servicing Assets	7,041	6,655	6%	6,898	2%
Goodwill	6,675	6,675	0%	6,675	0%
FDIC Indemnification	26,232	28,538	-8%	40,014	-34%
Other Assets	32,560	35,822	-9%	9,804	232%
TOTAL ASSETS	$3,232,685	$3,437,094	-6%	$3,377,563	-4%

LIABILITIES AND STOCKHOLDERS’ EQUITY:
LIABILITIES:
Non-interest Bearing Demand Deposits	$453,333	$427,793	6%	$373,332	21%
Savings and Interest Checking	102,414	100,210	2%	91,223	12%
Money Market Deposits	790,779	908,112	-13%	752,788	5%
Time Deposits in denomination of $100,000 or more	733,724	752,656	-3%	928,605	-21%
Other Time Deposits	626,498	712,698	-12%	526,154	19%
Total Deposits	2,706,748	2,901,469	-7%	2,672,102	1%

FHLB borrowings and Federal Funds Purchased	131,547	145,306	-9%	322,000	-59%
Acceptance Outstanding	269	611	-56%	251	7%
Junior Subordinated Debentures	87,321	87,321	0%	87,321	0%
Accrued Interest Payable	4,357	5,461	-20%	7,715	-44%
Other Liabilities	31,115	29,491	6%	15,687	98%
Total Liabilities	2,961,357	3,169,659	-7%	3,105,076	-5%

STOCKHOLDERS’ EQUITY:
Preferred Stock	60,317	60,186	0%	59,806	1%
Common Stock	55,513	55,370	0%	54,646	2%
Retained Earnings	151,398	147,325	3%	149,258	1%
Accumulated Other Comprehensive Income	4,100	4,554	-10%	8,777	-53%
Total Stockholders’ Equity	271,328	267,435	1%	272,487	0%
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,232,685	$3,437,094	-6%	$3,377,563	4%

(continued)

CONSOLIDATED STATEMENT OF OPERATIONS

(dollars in thousands, except per share data) (unaudited)

	Quarter Ended		Three Month	Quarter Ended	One Year
	September 30, 2010	June 30, 2010	% Change	September 30, 2009	% Change

INTEREST INCOME
Interest and Fees on Loans	$36,452	$36,079	1%	$39,389	-7%
Interest on Investment Securities	2,804	4,756	-41%	4,876	-42%
Interest on Federal Funds Sold	515	294	75%	844	-39%
Total Interest Income	39,771	41,129	-3%	45,109	-12%

INTEREST EXPENSE
Deposits	8,688	10,476	-17%	12,994	-33%
FHLB Advances and Other Borrowings	1,431	1,414	1%	2,702	-47%
Total Interest Expense	10,119	11,890	-15%	15,696	-36%

Net Interest Income Before Provision for Losses on Loans and Loan Commitments	29,652	29,239	1%	29,413	1%
Provision for Losses on Loans and Loan Commitments	18,000	32,200	-44%	24,200	-26%
Net Interest Income After Provision for Losses on Loans and Loan Commitments	11,652	(2,961)	-494%	5,213	124%

NONINTEREST INCOME
Service Charges on Deposits	3,071	3,215	-4%	3,314	-7%
Gain on Sales of Loans	2,723	1,444	89%	2,235	22%
Gain on Sale of Investment Securities	2,600	3,658	-29%	—	0%
Other	1,652	1,561	6%	1,851	-11%
Total Noninterest Income	10,046	9,878	2%	7,400	36%

NONINTEREST EXPENSES
Salaries and Employee Benefits	7,458	7,284	2%	7,120	5%
Occupancy & Equipment	1,921	1,946	-1%	1,935	-1%
Data Processing	702	690	2%	1,078	-35%
Other	4,691	6,212	-24%	4,688	0%
Total Noninterest Expenses	14,772	16,132	-8%	14,821	0%

Income (Loss) Before Income Taxes	6,926	(9,215)	-175%	(2,208)	-414%
Income Taxes (Benefit) Provision	1,946	(5,551)	-135%	(1,451)	-234%
NET INCOME	4,980	(3,664)	-236%	(757)	-758%

Preferred Stock Cash Dividend and Accretion of Preferred Stock Discount	908	906	0%	900	1%
NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$4,072	$(4,570)	-189%	$(1,657)	-346%

PER COMMON SHARE INFORMATION
Basic Earnings Per Common Share	$0.14	$(0.15)	-189%	$(0.06)	-345%
Diluted Earnings Per Common Share	$0.14	$(0.15)	-189%	$(0.06)	-345%

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING:
Basic	29,486,734	29,487,994		29,413,757
Diluted	29,509,153	29,487,994		29,423,630

(continued)

CONSOLIDATED STATEMENT OF OPERATIONS

(dollars in thousands, except per share data) (unaudited)

	Nine Month Ended		One Year
	September 30, 2010	September 30, 2009	% Change

INTEREST INCOME
Interest and Fees on Loans	$107,835	$100,817	7%
Interest on Investment Securities	13,175	11,011	20%
Interest on Federal Funds Sold	1,191	1,910	-38%
Total Interest Income	122,201	113,738	7%

INTEREST EXPENSE
Deposits	30,338	35,952	-16%
FHLB Advances and Other Borrowings	4,414	7,728	-43%
Total Interest Expense	34,752	43,680	-20%

Net Interest Income Before Provision for Losses on Loans and Loan Commitments	87,449	70,058	25%
Provision for Losses on Loans and Loan Commitments	67,200	43,000	56%

Net Interest Income After Provision for Losses on Loans and Loan Commitments	20,249	27,058	-25%

NONINTEREST INCOME
Service Charges on Deposits	9,510	9,338	2%
Gain on Sales of Loans	4,203	1,711	146%
Gain on Sale of Investment Securities	8,742	1,588	451%
FAS 141R gain on bargain purchase	—	21,679	-100%
Other	5,255	5,411	-3%
Total Noninterest Income	27,710	39,727	-30%

NONINTEREST EXPENSES
Salaries and Employee Benefits	21,857	19,315	13%
Occupancy & Equipment	6,048	5,294	14%
Data Processing	2,029	2,750	-26%
Other	15,662	13,525	16%
Total Noninterest Expenses	45,596	40,884	12%

Income Before Income Taxes	2,363	25,901	-91%
Income Taxes (Benefit) Provision	(2,268)	9,853	-123%
NET INCOME	4,631	16,048	-71%

Preferred Stock Cash Dividend and Accretion of Preferred Stock Discount	2,717	2,718	0%
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$1,914	$13,330	-86%

PER COMMON SHARE INFORMATION
Basic Earnings Per Common Share	$0.06	$0.45	-86%
Diluted Earnings Per Common Share	$0.06	$0.45	-86%

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING:
Basic	29,486,255	29,413,757
Diluted	29,530,600	29,422,528

(continued)

SUMMARY OF FINANCIAL DATA

(dollars in thousands, except per share data) (unaudited)

	Quarter Ended
AVERAGE BALANCES	September 30, 2010	June 30, 2010	September 30, 2009

Average Assets	$3,348,434	$3,475,151	$3,298,238
Average Equity	274,846	275,452	276,770
Average Net Loans	2,372,429	2,367,860	2,393,513
Average Deposits	2,810,176	2,939,513	2,547,303
Average Time Deposits in denomination of $100,000 or more	743,966	751,094	984,521
Average Interest Earning Assets	3,049,288	3,174,226	3,062,707

	Nine Months Ended
AVERAGE BALANCES	September 30, 2010	September 30, 2009

Average Assets	$3,413,486	$2,840,993
Average Equity	274,536	266,157
Average Net Loans	2,366,651	2,162,801
Average Deposits	2,878,455	2,129,473
Average Time Deposits in denomination of $100,000 or more	754,610	972,176
Average Interest Earning Assets	3,126,066	2,650,310

	Quarter Ended
PROFITABILITY	September 30, 2010	June 30, 2010	September 30, 2009

Annualized Return on Average Assets	0.59%	-0.42%	-0.09%
Annualized Return on Average Equity	7.25%	-5.32%	-1.09%
Efficiency Ratio	37.21%	41.24%	40.26%
Annualized Operating Expense/Average Assets	1.76%	1.86%	1.80%
Annualized Net Interest Margin	3.93%	3.71%	3.87%

	Nine Months Ended
PROFITABILITY	September 30, 2010	September 30, 2009

Annualized Return on Average Assets	0.18%	0.75%
Annualized Return on Average Equity	2.25%	8.04%
Efficiency Ratio	39.59%	37.24%
Annualized Operating Expense/Average Assets	1.78%	1.92%
Annualized Net Interest Margin	3.77%	3.55%

	As Of
DEPOSIT COMPOSITION	September 30, 2010	Cost of Funds	June 30, 2010	Cost of Funds	September 30, 2009	Cost of Funds

Noninterest Bearing Demand Deposits	16.7%	0.00%	14.7%	0.00%	14.0%	0.00%
Savings & Interest Checking	3.8%	2.44%	3.5%	2.57%	3.4%	2.76%
Money Market Deposits	29.2%	1.17%	31.3%	1.56%	28.2%	2.41%
Time Deposits of $100,000 or More	27.1%	1.32%	25.9%	1.55%	34.8%	2.28%
Other Time Deposits	23.1%	1.86%	24.6%	2.00%	19.7%	2.56%
Total Deposits	100.0%	1.24%	100.0%	1.43%	100.0%	2.04%

	As Of
CAPITAL RATIOS	September 30, 2010	June 30, 2010	September 30, 2009

Tier 1 Leverage Ratio	10.01%	9.51%	10.03%
Tier 1 Risk-Based Capital Ratio	14.10%	13.72%	14.29%
Total Risk-Based Capital Ratio	15.56%	15.17%	15.82%
Total Shareholders’ Equity	$271,328	$267,435	$272,487
Book Value Per Common Share	$7.16	$7.03	$7.23
Tangible Common Equity Per Common Share *	$6.87	$6.74	$6.93
Tangible Common Equity to Tangible Assets **	6.28%	5.80%	6.05%

* Tangible common equity excludes goodwill, other intangible assets, and TARP preferred stock

** Tangible assets excludes goodwill and intangible assets

(continued)

SUMMARY OF FINANCIAL DATA

(dollars in thousands, except per share data) (unaudited)

ALLOWANCE FOR LOAN LOSSES

(net of SBA guaranteed portions)

	Quarter Ended
	September 30, 2010	June 30, 2010	March 31, 2010	December 31, 2009	September 30, 2009

Balance at Beginning of Period	$91,419	$79,576	$62,130	$54,735	$38,758
Provision for Losses on Loans	17,999	31,269	16,930	24,540	23,967
FDIC Indemnification	2,954	(3,140)	5,831	856	—
Recoveries on loans previously charged-off	991	872	512	654	223
Less Charge-offs	(14,341)	(17,158)	(5,827)	(18,655)	(8,213)
Balance at End of Period	$99,022	$91,419	$79,576	$62,130	$54,735

Net Loan Charge-offs/Average Total Loans	0.56%	0.67%	0.22%	0.74%	0.33%
Charge-offs/Average Total Loans	0.60%	0.70%	0.24%	0.76%	0.34%
Allowance for Loan Losses/Total Loans	4.04%	3.72%	3.29%	2.56%	2.24%
Allowance for Loan Losses/Legacy Wilshire Loans	4.44%	4.11%	3.66%	2.86%	2.52%
Allowance for Loan Losses/Non-accrual Loans	129.70%	109.99%	75.77%	89.47%	70.72%
Allowance for Loan Losses/Non-performing Loans	129.18%	109.99%	75.77%	87.78%	70.02%
Allowance for Loan Losses/Total Assets	3.06%	2.66%	2.30%	1.81%	1.62%
Allowance for Loan Losses/Non-performing Assets	106.88%	101.97%	72.42%	83.31%	64.85%

NON-PERFORMING ASSETS

(net of SBA guaranteed portions)

	As Of
	September 30, 2010	June 30, 2010	March 31, 2010	December 31, 2009	September 30, 2009
Nonaccrual Loans:
Non-covered Loans	$62,749	$64,285	$83,115	$51,119	$52,386
Covered Loans	13,599	18,831	21,909	18,327	25,007
Total	76,348	83,116	105,024	69,446	77,393

Loans 90 days or more past due and still accruing:
Non-covered Loans	304	1	—	1,336	—
Covered Loans	—	—	—	—	772
Total	304	1	—	1,336	772

Total Nonperforming Loans:
Non-covered Loans	63,053	64,286	83,115	52,455	52,386
Covered Loans	13,599	18,831	21,909	18,327	25,779
Total	76,652	83,117	105,024	70,782	78,165

OREO and Repossessed Vehicles:
Non-covered Loans	9,519	4,346	3,136	3,297	5,738
Covered Loans	6,477	2,194	1,723	500	500
Total	15,996	6,540	4,859	3,797	6,238

Total Nonperforming Assets:
Non-covered Loans	72,572	68,632	86,251	55,752	58,124
Covered Loans	20,076	21,025	23,632	18,827	26,279
Total	$92,648	$89,657	$109,883	$74,579	$84,403

Total Nonperforming Loans/Gross Loans	3.13%	3.38%	4.34%	2.92%	3.20%

Total Nonperforming Assets/Total Assets	2.87%	2.61%	3.18%	2.17%	2.50%

Performing Troubled Debt Restructured (TDR) Loans

(dollars in thousands)

	As Of
	September 30, 2010			June 30, 2010
	COVERED	NON-COVERED	TOTAL	COVERED	NON-COVERED	TOTAL

Construction	$—	$—	$—	$—	$—	$—
Real Estate Secured	8,268	100,289	108,557	2,804	49,289	52,093
Commercial & Industrial	2,448	4,929	7,377	202	802	1,004
Consumer	—		—	—	—	—
TOTAL PERFORMING TDR LOANS	$10,716	$105,218	$115,934	$3,006	$50,091	$53,097

(continued)

LOAN ORIGINATION AMOUNT

	Quarter Ended
	September 30, 2010	June 30, 2010	March 31, 2010	December 31, 2009	September 30, 2009

Total new loan origination amount, excluding renewal.	$112,911	$186,121	$87,288	$125,281	$183,859
SBA new loan origination amount, excluding renewal.	$17,613	$32,630	$23,471	$17,158	$15,592

	Nine Months Ended
	September 30, 2010	September 30, 2009

Total new loan origination amount, excluding renewal.	$299,032	$408,031
SBA new loan origination amount, excluding renewal.	$50,243	$34,324

ALLOWANCE FOR OFF-BALANCE SHEET ITEMS

(net of SBA guaranteed portions)

	Quarter Ended		Nine Months Ended
	September 30, 2010	June 30, 2010	September 30, 2010	September 30, 2009

Balance at beginning of period	$3,516	$2,585	$2,515	$1,243
Provision for losses on off-balance sheet items	(590)	931	411	212
Balance at end of period	$2,926	$3,516	$2,926	$1,455

Reconciliation of GAAP financial measures to non-GAAP financial measures:

	September 30, 2010	June 30, 2010	September 30, 2009
Total stockholders’ equity	$271,328	$267,435	$272,487
Preferred stock, net of discount	(60,317)	(60,186)	(59,806)
Goodwill and other intangible assets, net	(8,412)	(8,504)	(8,906)
Tangible common equity	$202,599	$198,745	$203,775

Total assets	$3,232,685	$3,437,094	$3,377,563
Goodwill and other intangible assets, net	(8,412)	(8,504)	(8,906)
Tangible assets	$3,224,273	$3,428,590	$3,368,657

Common shares outstanding	29,486,734	29,486,734	29,413,757

CRE Distribution and Maturity Tables

(dollars in thousands)	September 30, 2010%		June 30, 2010%		3 Mths Change	September 30, 2009%		12 Mths Change
Multi-Family	$77,073	4%	$95,640	5%	-19%	$116,456	6%	-34%
Office / Mixed Use	351,301	19%	310,916	16%	13%	264,536	14%	33%
Retail	684,129	36%	725,147	38%	-6%	719,969	38%	-5%
Industrial / Warehouse	331,080	17%	325,024	17%	2%	317,501	17%	4%
Hotel / Motel	299,026	16%	307,532	16%	-3%	313,138	17%	-5%
Other	149,984	8%	140,694	8%	7%	147,734	8%	2%
Total CRE Loans	$1,892,593	100%	$1,904,953	100%	-1%	$1,879,334	100%	1%

(dollars in thousands)	2010	2011	2012	2013	2014	2015 & after	TOTAL
Multifamily	$13,938	$5,242	$15,015	$17,665	$10,971	$14,242	$77,073
Office / Mixed Use	28,004	20,490	82,002	43,057	62,917	114,832	351,302
Retail	26,279	85,256	112,541	128,054	125,205	206,794	684,129
Industrial / Warehouse	20,968	35,853	52,649	48,013	75,471	98,125	331,079
Hotel / Motel	763	78,051	51,769	46,740	25,731	95,972	299,026
Other	24,045	20,449	22,821	17,092	16,210	49,367	149,984
Total CRE Loans	$113,997	$245,341	$336,797	$300,621	$316,505	$579,332	$1,892,593
% of CRE	6%	13%	18%	16%	17%	30%	100%

(continued)

WILSHIRE BANCORP, INC. AND SUBSIDIARIES

AVERAGE BALANCES, AVERAGE YIELDS EARNED AND AVERAGE RATES PAID

(dollars in thousands) (unaudited)

	For the Quarter Ended
	September 30, 2010			June 30, 2010			September 30, 2009
		Interest	Average		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
INTEREST EARNING ASSETS

Real Estate Loans	$2,083,533	$30,765	5.91%	$2,058,774	$29,848	5.80%	$1,982,131	$31,400	6.34%
Commercial Loans	365,201	4,853	5.32%	378,752	5,363	5.66%	440,140	6,821	6.20%
Consumer Loans	18,508	156	3.37%	17,584	180	4.09%	16,818	250	5.96%
Total Gross Loans	2,467,243	35,774	5.80%	2,455,110	35,391	5.77%	2,439,089	38,471	6.31%

Loan Fees toward Yield		678			688			918
Allowance for Loan Losses & Unearned Income	(94,814)			(87,250)			(45,575)
Net Loans	2,372,429	36,452	6.15%	2,367,860	36,079	6.09%	2,393,514	39,389	6.58%

INVESTMENT SECURITIES AND OTHER INTEREST-EARNING ASSETS:
Investment Securities*	449,153	2,805	2.76%	647,782	4,756	3.08%	488,704	4,876	4.16%
Federal Funds Sold	227,706	514	0.90%	158,584	294	0.74%	180,490	844	1.87%
Total Investment Securities and Other Earning Assets	676,859	3,319	2.13%	806,366	5,050	2.62%	669,194	5,720	3.54%

TOTAL INTEREST-EARNING ASSETS	$3,049,288	$39,771	5.26%	$3,174,226	$41,129	5.21%	$3,062,708	$45,109	5.92%

INTEREST BEARING LIABILITIES

INTEREST-BEARING DEPOSITS:
Money Market	$858,437	$2,507	1.17%	$972,096	$3,542	1.46%	$677,234	$4,075	2.41%
NOW	21,706	23	0.42%	22,019	26	0.47%	21,481	50	0.93%
Savings	78,848	590	2.99%	75,677	617	3.26%	62,089	527	3.39%
Time Deposits of $100,000 or More	743,966	2,455	1.32%	751,094	2,762	1.47%	984,521	5,611	2.28%
Other Time Deposits	668,873	3,113	1.86%	702,866	3,529	2.01%	427,234	2,731	2.56%
Total Interest Bearing Deposits	2,371,830	8,688	1.47%	2,523,752	10,476	1.66%	2,172,559	12,994	2.39%

BORROWINGS:
FHLB Advances and Other Borrowings	140,156	758	2.16%	138,805	750	2.16%	362,208	1,982	2.19%
Junior Subordinated Debentures	87,321	673	3.08%	87,321	664	3.04%	87,321	720	3.30%
Total Borrowings	227,477	1,431	2.52%	226,126	1,414	2.50%	449,529	2,702	2.40%

TOTAL INTEREST BEARING LIABILITIES	$2,599,307	$10,119	1.56%	$2,749,878	$11,890	1.73%	$2,622,088	$15,696	2.40%

NET INTEREST INCOME		$29,652			$29,239			$29,413

NET INTEREST SPREAD			3.70%			3.48%			3.52%

NET INTEREST MARGIN			3.93%			3.71%			3.87%

* Tax equivalent ratios for investment securities

(continued)

WILSHIRE BANCORP, INC. AND SUBSIDIARIES

AVERAGE BALANCES, AVERAGE YIELDS EARNED AND AVERAGE RATES PAID

(dollars in thousands) (unaudited)

	For the Nine Months Ended
	September 30, 2010			September 30, 2009
		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
INTEREST EARNING ASSETS

Real Estate Loans	$2,057,770	$89,666	5.81%	$1,780,320	$82,192	6.16%
Commercial Loans	375,481	15,524	5.51%	402,929	15,808	5.23%
Consumer Loans	17,531	516	3.92%	18,867	807	5.70%
Total Gross Loans	2,450,782	105,706	8.63%	2,202,116	98,807	5.98%
Loan Fees toward Yield		2,129			2,010
Allowance for Loan Losses & Unearned Income	(84,131)			(39,315)
Net Loans	2,366,651	107,835	6.08%	2,162,801	100,817	6.22%

INVESTMENT SECURITIES AND OTHER INTEREST-EARNING ASSETS:
Investment Securities*	586,642	13,175	3.20%	367,260	11,011	4.17%
Federal Funds Sold	172,773	1,191	0.92%	120,250	1,910	2.12%
Total Investment Securities and Other Earning Assets	759,415	14,366	2.68%	487,510	12,921	3.66%

TOTAL INTEREST-EARNING ASSETS	$3,126,066	$122,201	5.25%	$2,650,311	$113,738	5.75%

INTEREST BEARING LIABILITIES

INTEREST-BEARING DEPOSITS:
Money Market	$928,498	$10,071	1.45%	$493,160	$9,181	2.48%
NOW	22,066	78	0.47%	20,066	141	0.94%
Savings	76,210	1,793	3.14%	51,347	1,364	3.54%
Time Deposits of $100,000 or More	754,610	8,264	1.46%	972,176	19,031	2.61%
Other Time Deposits	682,422	10,132	1.98%	277,684	6,235	2.99%
Total Interest Bearing Deposits	2,463,806	30,338	1.64%	1,814,433	35,952	2.64%

BORROWINGS:
FHLB Advances and Other Borrowings	142,292	2,428	2.28%	336,944	5,261	2.08%
Junior Subordinated Debentures	87,321	1,986	3.03%	87,321	2,467	3.77%
Total Borrowings	229,613	4,414	2.56%	424,265	7,728	2.43%

TOTAL INTEREST BEARING LIABILITIES	$2,693,419	$34,752	1.72%	$2,238,698	$43,680	2.60%

NET INTEREST INCOME		$87,449			$70,058

NET INTEREST SPREAD			3.53%			3.15%

NET INTEREST MARGIN			3.77%			3.55%

* Tax equivalent ratios for investment securities

(concluded)